SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 15, 2000

                             EPL Technologies, Inc.
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               (Exact name of Registrant as specified in Charter)

         Colorado                     333-42185                84-0990658
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(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)               File Number)         Identification Number)

2 International Plaza, Philadelphia, PA                            11913
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(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number including area code:        610-521-4400
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      Between on or about February 28th and March 4, 2000, EPL Technologies, Inc., in a series of credit transactions (the "Credit Transactions"), borrowed from individual investors $3,275,000 (collectively, the "Loan"); the term of the Loan is one year. In connection with the Credit Transactions, the Company issued warrants to such individual investors (the "Warrants"), each carrying a term of five years, to purchase an aggregate of 1,637,500 shares of its Common Stock at an exercise price of $1.00 per share (the "Warrant Offering"). Neither the Credit Transactions nor the Warrants have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The purpose of the Credit Transactions and Warrant offering was to raise capital and obtain the Loan. The Company also agreed to provide certain registration rights with respect to the Warrant Offering.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

               Exhibit No.    Description
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                 10.1         Form of Credit Agreement and Schedule of Credit
                              Agreements
                 10.2         Form of Warrant and Schedule of Warrants

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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                                Registrant


Dated: March 15, 2000           By: /s/ Paul L. Devine
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                                    Name:  Paul L. Devine
                                    Title: President and Chief Executive Officer